Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-281921

PROSPECTUS SUPPLEMENT

(to Prospectus Dated September 4, 2024)

$300,000,000 4.950% Notes due 2029

We are offering $300,000,000 aggregate principal amount of 4.950% notes due 2029 (the “Notes”). Interest on the Notes is payable semiannually in arrears on March 19 and September 19 of each year, beginning on March 19, 2027. The Notes will mature on September 19, 2029. We may redeem some or all of the Notes, at any time and from time to time, at our option at the redemption price calculated as described in this prospectus supplement. See “Description of Notes — Optional Redemption” in this prospectus supplement. If a change of control triggering event occurs with respect to the Notes, we will be required to offer to purchase all of the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date. See “Description of Notes — Change of Control Triggering Event” in this prospectus supplement.

The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be issued only in book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange.

Investing in the Notes involves risks. You should read carefully the entire accompanying prospectus and this prospectus supplement and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Us(1)
Per Note	99.971%	0.400%	99.571%
Total	$299,913,000	$1,200,000	$298,713,000

(1)	Plus accrued interest, if any, from August 17, 2026, if settlement occurs after that date. See “Underwriting (Conflicts of Interest) — Extended Settlement”.

We expect the Notes to be delivered in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about August 17, 2026, which is the fifth U.S. business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). See “Underwriting (Conflicts of Interest) — Extended Settlement.”

Joint Book-Running Managers

J.P. Morgan		Citigroup
BofA Securities	Goldman Sachs & Co. LLC	Mizuho

Co-Managers

ING	Standard Chartered Bank	US Bancorp	Loop Capital Markets

The date of this prospectus supplement is August 10, 2026.

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us to which we have referred you, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Unless the context indicates otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our” and “Illumina” refer to Illumina, Inc., our consolidated subsidiaries or to all of them taken as a whole.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are each part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well- known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time offer and sell to the public any or all of the debt securities described in the registration statement in one or more offerings.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information” and “Documents Incorporated by Reference.” The second part is the accompanying prospectus dated September 4, 2024. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

Generally, when we refer to the “prospectus supplement,” we are referring to both parts combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein contain certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “continue,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “potential,” “predict,” “should,” “could,” “will,” and similar expressions are intended to identify forward- looking statements. These statements include statements about our plans, strategies and prospects. Forward- looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•	our expectations and beliefs regarding prospects and growth for our business and the markets in which we operate;

•	the timing and mix of customer orders among our products and services;

•	challenges inherent in developing, manufacturing, and launching new products and services, including expanding manufacturing operations and reliance on third-party suppliers for critical components;

•	uncertainty regarding the impact of our inclusion on the “unreliable entities list” by regulatory authorities in China;

•

any reductions or potential reductions in funding for the National Institutes of Health (NIH), or targeted cancellations by the U.S. federal government of certain grants or contracts that could negatively impact our customers and reduce demand for our products and services;

•	the impact of recently launched or pre-announced products and services on existing products and services;

•	uncertainty regarding, or potential changes in, diplomatic and trade relationships, for example, as a result of changes in the U.S. government administration;

•	risks and uncertainties regarding legal and regulatory proceedings;

•

uncertainty regarding the impact of tariffs imposed by the U.S. government and its trading partners in response, related court proceedings or administrative actions (including potential refund or relief programs), other possible tariffs or trade protection measures, import or export licensing requirements, new or different customs duties, trade embargoes and sanctions and other trade barriers, as well as the impact of Illumina’s efforts to mitigate the effect of such tariffs;

•

risks associated with contracts or other agreements containing provisions that might be implicated by the divestiture of GRAIL, Inc. (f/k/a GRAIL, LLC) (GRAIL), including our ability to fully realize the anticipated economic benefits of our commercial arrangements with GRAIL and our obligations with respect to contingent value rights (the CVRs) issued by us in connection with the GRAIL acquisition, which may adversely affect us and our business and/or the market value of the CVRs;

•	the risk of additional litigation arising against us in connection with the GRAIL acquisition;

•	our ability to successfully integrate SomaLogic, Inc. (“SomaLogic”) into our existing operations and SomaLogic’s technology and products into our portfolio;

•	the assumptions underlying our critical accounting policies and estimates;

•	our assessments and estimates used to determine our expected effective tax rate;

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•

our assessments and beliefs regarding the outcome of pending legal proceedings and any liability that we may incur as a result of those proceedings, as well as the cost and potential diversion of management resources associated with these proceedings;

•	uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, competitive landscape, public health crisis, or armed conflict; and

•	other expectations, beliefs, plans, strategies, anticipated developments, and other matters that are not historical facts.

The risks included here are not exhaustive. Refer to “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 28, 2025 and our quarterly report on Form 10-Q for the quarter ended March 29, 2026, as updated by future filings with the SEC, for further discussion regarding our exposure to risks. You should be aware that any forward-looking statement we make in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference herein or therein or elsewhere speaks only as of the date on which we make it. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements made in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or elsewhere. You should not place undue reliance on these forward-looking statements. All forward-looking statements are expressly qualified in their entirety by the risk factors and other cautionary statements in this prospectus supplement and incorporated by reference herein. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us who file electronically with the SEC. Interested persons can electronically access from such site the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement. We also make available free of charge on or through our website at www.illumina.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Any internet addresses provided in this prospectus supplement are for information only and are not intended to be hyperlinks. In addition, other than the Exchange Act filings listed under “Documents Incorporated by Reference,” the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed or will file with the SEC (other than information in such documents that is deemed furnished and not filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, filed with the SEC on February 12, 2026;

•

the information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  9, 2026, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2026, filed with the SEC on May 4, 2026, and June 28, 2026, filed with the SEC on July 31, 2026;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2026 (Item 5.02 information only), January  30, 2026, April  2, 2026 (Item 5.02 information only), April  30, 2026 (Item 8.01 information only), May  26, 2026, June  23, 2026 and August 7, 2026; and

•	all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering is terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Illumina Investor Relations, 5200 Illumina Way, San Diego, CA 92122, telephone (858) 291-6421.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it may not contain all of the information you should consider in making your investment decision. To understand all of the terms of this offering and for a more complete understanding of our business, you should carefully read this entire prospectus supplement and the accompanying prospectus, particularly the sections entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 28, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 29, 2026, as updated by our other filings with the SEC, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

We are a global leader in sequencing- and array-based solutions for genetic and genomic analysis. Our products and services serve customers in a wide range of markets, enabling the adoption of genomic solutions in research and clinical settings. Our customers include leading genomic research centers, academic institutions, government laboratories, and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories, and consumer genomics companies.

Our portfolio of integrated sequencing and microarray systems, consumables, and analysis tools is designed to accelerate and simplify genetic analysis. This portfolio addresses the range of genomic complexity, price points, and throughput, enabling customers to select the best solution for their research or clinical application.

As previously reported, on June 24, 2024, we completed the pro rata distribution to holders of record of our common stock (“Illumina Common Stock”), as of 5:00 p.m. New York City time on June 13, 2024 (the “Record Date”), of one share of GRAIL common stock, par value $0.001 per share (“GRAIL Common Stock”), for every six shares of Illumina Common Stock held by such Illumina stockholders as of the Record Date (the “Distribution”). GRAIL is now an independent public company in which we retained approximately 14.5% of the outstanding shares of GRAIL Common Stock immediately following the Distribution. The disposition of GRAIL did not meet the criteria to be reported as a discontinued operation and accordingly, GRAIL’s assets, liabilities, results of operations and cash flows were not reclassified. Refer to note 8. GRAIL Spin-Off in our Annual Report on Form 10-K for the year ended December 28, 2025 for additional details.

We were incorporated in California in April 1998 and reincorporated in Delaware in July 2000. Our principal executive offices are located at 5200 Illumina Way, San Diego, California, 92122. Our telephone number is (858) 202-4500. Our website is www.illumina.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the Notes and is not intended to be complete. It may not contain all of the information that is important to you. Certain terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, see “Description of Notes” in this prospectus supplement.

Issuer	Illumina, Inc.

Securities Offered	$300,000,000 aggregate principal amount of 4.950% notes due 2029.

Maturity Date	September 19, 2029.

Interest Rate	4.950%, accruing from August 17, 2026.

Interest Payment Dates	March 19 and September 19, beginning on March 19, 2027.

Ranking	The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be senior to any of our subordinated indebtedness from time to time outstanding and will rank junior to our secured indebtedness from time to time outstanding to the extent of the value of the assets securing such indebtedness. The Notes also will be effectively junior in right of payment to all existing and future liabilities, including trade payables, of our subsidiaries.

Optional Redemption	Prior to the Par Call Date (as defined below), at our option, we may redeem some or all of the Notes, at any time and from time to time, at a redemption price equal to their principal amount plus a “make- whole premium,” as described in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the redemption date. On or after the Par Call Date, we may, at our option, redeem the Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date. The redemption prices are described under “Description of Notes — Optional Redemption” in this prospectus supplement.

For purposes hereof, “Par Call Date” means August 19, 2029 (the date that is one month prior to the maturity of the Notes).

Change of Control	If a change of control triggering event occurs with respect to the Notes, we will be required to offer to purchase all of the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date. See “Description of Notes — Change of Control Triggering Event” in this prospectus supplement.

Form and Denomination	The Notes will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except in the limited circumstances described under “Description of Notes — Book-Entry; Delivery and Form; Global Note.”

The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Covenants	The indenture governing the Notes provides for certain limitations on our ability and the ability of certain of our subsidiaries to (1) create liens on the capital stock or indebtedness of any subsidiary or certain property and (2) enter into sale and leaseback transactions.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $297 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, together with cash on hand, to repay our 4.650% notes due September 9, 2026 (the “2026 Notes”), of which $500.0 million aggregate principal amount was outstanding as of June 28, 2026. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	We intend to use the net proceeds of this offering, together with cash on hand, to repay the 2026 Notes, of which $500.0 million aggregate principal amount was outstanding as of June 28, 2026. Certain of the underwriters (or their affiliates) may hold the 2026 Notes and may receive a portion of the proceeds from this offering. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121.

Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the Notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Trustee	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

Governing Law	State of New York.

Further Issuances	We may from time to time, without notice to or the consent of the holders or beneficial owners of the Notes, create and issue additional

Notes having the same ranking and the same interest rate, maturity, and other terms as the Notes. Any additional Notes having such similar terms, together with the Notes, would generally be considered part of the same series of Notes under the indenture. See “Description of the Notes — General” in this prospectus supplement.

Risk Factors	You should carefully consider the information under “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors in our Annual Report on Form 10-K for the year ended December 28, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended March 29, 2026 before deciding to invest in the Notes.

RISK FACTORS

An investment in the Notes is subject to risk. Before you decide to invest in the Notes, you should consider the risk factors below. You also should consider the risk factors discussed in our Annual Report on Form 10-K for the year ended December 28, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 29, 2026, as updated by our other filings with the SEC incorporated by reference in this prospectus supplement.

Risks Related to the Notes and this Offering

We have incurred indebtedness, which may limit our financial flexibility.

As of June 28, 2026, we had approximately $2.0 billion aggregate principal amount of debt outstanding. This amount of indebtedness and our debt service requirements may limit our financial flexibility to access additional capital and make capital expenditures and other investments in our business, to withstand economic downturns and interest rate increases, to plan for or react to changes in our business and our industry, and to comply with the financial and other covenants of our debt instruments. Further, our ability to comply with these financial and other covenants may be affected by changes in economic or business conditions or other events that are beyond our control. If we do not comply with these covenants, we may be required to take actions such as reducing or delaying capital expenditures, reducing or eliminating dividends or stock repurchases, selling assets, restructuring or refinancing all or part of our existing debt, or seeking additional equity capital.

We may be able to incur substantially more debt, which could exacerbate the risks associated with our indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The Notes and the existing terms of our other debt do not prohibit us or our subsidiaries from incurring significant additional indebtedness in the future, subject to maintenance of certain financial covenants in our revolving credit facility. The incurrence of additional debt by us may have important consequences for noteholders, including by making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in market value of the Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

The indenture governing the Notes contains only very limited negative covenants, and does not contain any financial covenants. The limitation on liens and sale/leaseback covenants does not currently apply to us since we and our subsidiaries do not have any principal properties. Even if we or our subsidiaries were to have any principal properties in the future, these covenants contain exceptions that would allow us and our subsidiaries to grant liens or security interests with respect to most of our and their assets, rendering the holders of the Notes structurally subordinated to indebtedness of our subsidiaries and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The indenture governing the Notes contains only very limited negative covenants and does not contain any financial covenants. The limitation on liens and sale/leaseback covenants does not currently apply to us since we and our subsidiaries do not have any principal properties, and we and our subsidiaries may never have any such properties. Even if we or our subsidiaries were to have any principal properties in the future, these covenants would not cover the majority of our consolidated assets, including any properties that are not principal properties. We are not restricted under the indenture from granting liens or security interests with respect to assets that are not subject to these covenants, and we are not required to provide similar liens or security interests to the holders of the Notes. Exceptions within the limitation on liens covenant would allow us and our subsidiaries to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings.

We conduct a portion of our operations through our subsidiaries.

We conduct a portion of our operations through subsidiaries, which generate a portion of our operating income and cash. As a result, distributions or advances from our subsidiaries are a source of funds that may be necessary to meet our debt service and other obligations, including our obligations with respect to the Notes. Dividends, loans or other distributions to us from our subsidiaries may be subject to contractual provisions, laws, or regulations, as well as any subsidiary’s financial condition and operating requirements. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the Notes would be impaired.

Our subsidiaries will not guarantee the Notes and assets of our subsidiaries may not be available to make payments on the Notes. Your right to receive payment on the Notes will be structurally subordinated to the liabilities of our subsidiaries.

None of our subsidiaries will guarantee, or be required to guarantee, the Notes. Payments on the Notes will only be required to be made by us and not our subsidiaries. Further, many of our subsidiaries have liabilities. Accordingly, you cannot rely on our subsidiaries to make any payments on the Notes directly to you or to make sufficient distributions to us to enable us to satisfy our obligations to you under the Notes. Creditors of our subsidiaries (including trade creditors) generally will be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the Notes will be structurally subordinated to the prior payment of all of the debts and other liabilities (including trade payables) of our subsidiaries. This means that holders of the Notes will have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries. If any or all of our subsidiaries become the subject of a bankruptcy, liquidation or reorganization, the creditors of the subsidiary or subsidiaries, including debt holders, must be paid in full out of the subsidiary’s or subsidiaries’ assets before any monies may be distributed to us as the holder of the equity in the subsidiary or subsidiaries. The indenture governing the Notes does not limit our subsidiaries’ ability to incur or guarantee additional indebtedness or other liabilities or equity interests that have priority over our interests in the subsidiaries, all of which would be structurally senior to the Notes. As of June 28, 2026, our subsidiaries had approximately $831 million of liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated.

We may not be able to purchase the Notes if we experience a change of control triggering event.

If we experience a change of control triggering event, we will be required to offer to purchase each holder’s Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the purchase date. If such a change of control triggering event occurs, we may not have sufficient financial resources to purchase all of the Notes that holders tender to us in connection with a change of control offer. Any future debt agreements may contain similar provisions. Our failure to purchase the Notes as required under the indenture governing the Notes would be a default, which could have material adverse consequences for us. See “Description of Notes — Change of Control Triggering Event” in this prospectus supplement.

The terms of the Notes will not protect you in the event of highly leveraged transactions or a change of control.

The terms of the Notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you unless such change of control also constitutes a change of control triggering event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. If any such transaction were to occur, the value of your Notes could decline.

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur.

The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will effectively rank junior to our secured indebtedness from time to time outstanding to the extent of the value of the assets securing such indebtedness. As of the date of this prospectus supplement, we have no secured indebtedness outstanding.

In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt, if any, may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the Notes. Holders of the Notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Notes then outstanding would remain unpaid.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. The underwriters, however, are not obligated to make a market in the Notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the Notes will develop or, if developed, that such a market will continue. In addition, subsequent to their initial issuance, the Notes may trade at a discount to their initial offering price, depending upon many factors, including prevailing interest rates, the then-current ratings assigned to the Notes and the market for similar debt securities, our performance and other factors. Other factors being equal, an increase in prevailing interest rates will result in a decline in the market price of the Notes. If no active trading markets develop, you may be unable to resell the Notes at any price or at their fair market value.

Ratings of the Notes may not reflect all risks of your investments in the Notes and may change and affect the market price and marketability of the Notes.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are not a recommendation to buy, sell or hold any security, are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency, if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events, such as future acquisitions. Holders of the Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the Notes.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value. Consequently, if you purchase Notes in this offering and market interest rates increase, the market value of the Notes may decline. We cannot predict the future level of market interest rates.

Redemption prior to maturity may adversely affect your return on the Notes.

Since the Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. If we were to do so, you generally would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed. See “Description of Notes—Optional Redemption” in this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $297 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, together with cash on hand, to repay our 4.650% notes due September 9, 2026 (the “2026 Notes”), of which $500.0 million aggregate principal amount was outstanding as of June 28, 2026.

DESCRIPTION OF NOTES

The 4.950% Notes due 2029 (the “Notes”) will be issued under an indenture dated March 12, 2021 between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as supplemented by an officer’s certificate relating to the Notes. We refer to this indenture, as so supplemented, as the “indenture.” The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As used in this “Description of Notes,” the terms the “Company,” “we,” “our,” “us,” and other similar references refer only to Illumina, Inc. and not to any of its subsidiaries.

General

The Notes will be initially limited to $300,000,000 aggregate principal amount and will mature and become due and payable, together with any accrued and unpaid interest thereon, on September 19, 2029.

We may from time to time, without notice to or the consent of the holders or beneficial owners of the Notes, create and issue additional Notes having the same ranking and the same interest rate, maturity, and other terms as the Notes. Any additional Notes having such similar terms, together with the Notes, would generally be considered part of the same series of Notes under the indenture; provided that if the additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the additional Notes will have one or more separate CUSIP numbers.

The Notes will bear interest at rate of 4.950% per annum until maturity. Interest will be payable semiannually on March 19 and September 19 of each year, beginning on March 19, 2027. Interest on the Notes will be paid to holders of record of the Notes at the close of business on the March 1 or September 1, whether or not a business day, immediately before the applicable interest payment date. The amount of interest payable on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes will be initially issued in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If any interest payment date or the maturity date of the Notes is not a business day, then the related payment of interest and/or principal payable on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or other place of payment are authorized or required by law, regulation, or executive order to close.

Ranking

The Notes will be our senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, including our 2026 Notes, 5.750% notes due 2027 (the “2027 Notes”), 4.750% notes due 2030 (the “2030 Notes”) and 2.550% notes due 2031 (the “2031 Notes”), and senior in right of payment to any of our future subordinated indebtedness.

The Notes will be effectively subordinated to all of our existing and future secured indebtedness, and other secured liabilities, if any, to the extent of the value of the assets securing such indebtedness and liabilities. The indenture limits the amount of secured indebtedness that we or our Subsidiaries (as defined below) may incur pursuant to the covenant described under the heading “—Limitation on Liens.” This covenant is subject to important exceptions described under such heading and under “Risk Factors—Risks Related to the Notes.” As of June 28, 2026, we had $500.0 million principal amount of 2026 Notes outstanding, $500.0 million principal amount of 2027 Notes outstanding, $500.0 million principal amount of 2030 Notes outstanding and $500.0 million principal amount of 2031 Notes outstanding, and we had no secured debt outstanding.

We conduct a portion of our operations through Subsidiaries, which generate a portion of our operating income and cash. As a result, distributions or advances from our Subsidiaries are a source of funds that may be necessary to meet our debt service and other obligations. Contractual provisions, laws, or regulations, as well as any Subsidiary’s financial condition and operating requirements, may limit our ability to obtain cash required to service our debt obligations, including making payments on the Notes.

The Notes will be structurally subordinated to all existing and future obligations of our Subsidiaries, including claims with respect to trade payables. This means that holders of the Notes will have a junior position to the claims of creditors of our direct and indirect Subsidiaries on the assets and earnings of such Subsidiaries. The indenture does not limit the amount of debt that our Subsidiaries are permitted to incur. As of June 28, 2026, our Subsidiaries had approximately $831 million of liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such Subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated.

Optional Redemption

Prior to the Par Call Date (as defined below), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable Notes to be redeemed discounted to the redemption date (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 10 basis points, less (b) interest accrued to the redemption date, and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in each case, any accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Notes at our option, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date.

The following terms are relevant to the determination of the redemption price of the Notes.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or, with respect to any payment on the Notes, a place of payment, are authorized or required by law, regulation, or executive order to close.

“Par Call Date” means August 19, 2029 (the date that is one month prior to the maturity of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the

third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of the Notes to be redeemed with a copy to the trustee.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent, and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied. We will provide written notice to the trustee and the holders prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed.

Change of Control

If a Change of Control Triggering Event occurs with respect to the Notes, unless we have exercised our option to redeem the Notes as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in such Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to but not including the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed (or otherwise delivered in accordance with the applicable procedures of the depositary) to holders of the Notes with a copy to the trustee and the paying agent describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of the depositary) or, if the notice is mailed (or otherwise delivered) prior to the Change of Control, no earlier than 10 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed (or otherwise delivered) prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all Notes properly tendered and not withdrawn under its offer in accordance with such requirements. In addition, we will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply in all material respects, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase Notes upon a Change of Control Triggering Event in accordance with the indenture, modified as necessary by us in good faith to permit compliance with any such law or regulation.

For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than us or one of our Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged, or changed, measured by voting power rather than number of shares; provided, however, that such person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(2)

the direct or indirect sale, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our Subsidiaries) (a “Transferee”), provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total Voting Stock as measured by voting power rather than number of shares of the Transferee in substantially the same proportions;

(3)

we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities, or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction, in each case, measured by voting power rather than number of shares in substantially the same proportions; or

(4)	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding clauses (1) through (3) above, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of another entity and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of such other entity are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such other entity, in each case, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (as defined below).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and BBB- (or the equivalent) by S&P (as defined below) or the equivalent investment grade credit rating from any additional rating agency or Rating Agencies (as defined below) selected by us.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or both of them, as the case may be, provided, that we will give notice of such appointment to the trustee.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies (or if there is only one Rating Agency, by such Rating Agency) and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies (or if there is only one Rating Agency, by such Rating Agency), on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance, or other disposition of “all or substantially all” of our assets and the assets of our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of the sale, lease, transfer, conveyance, or other disposition of less than all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our Subsidiaries) may be uncertain.

Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Limitation on Liens

Other than as provided in this section or as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Subsidiary of ours to, create or assume any Indebtedness (as defined below) secured by any Lien (as defined below) on any of our or their respective Principal Properties (as defined below) unless the Notes are secured by such Lien (as defined below) equally and ratably with, or prior to, the Indebtedness secured by such Lien (together with, if we shall so determine, any of our other Indebtedness ranking equally with the Notes, it being understood that for purposes hereof, Indebtedness which is secured by a Lien and Indebtedness which is not so secured shall not, solely by reason of such Lien, be deemed to be of different ranking) for so long as such other Indebtedness shall be so secured. This restriction does not apply to Indebtedness that is secured by:

(1)	Liens existing as of the initial issue date of the Notes;

(2)	Liens securing only the Notes;

(3)

Liens on property or shares of stock in respect of Indebtedness or any other obligations of a Person existing at the time such Person becomes a Subsidiary of ours or is merged into or consolidated with, or its assets are acquired by, us or any Subsidiary of ours, or within 120 days thereafter (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien extends only to such property thereon and the Indebtedness so secured is not increased;

(4)

Liens to secure Indebtedness incurred for the purpose of all or any part of a property’s purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (a) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such property’s purchase price or cost, (b) such Lien does not extend to or cover any other property other than the property so purchased, constructed, or on which such additions, repairs, alterations, or other improvements were so made and (c) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations, or other improvements and the full operation of such property thereafter;

(5)

Liens in favor of the U.S. or any state thereof or other political subdivision, or any agency or instrumentality of any of the foregoing, to secure certain payments pursuant to any contract or statute;

(6)

Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP;

(7)

title exceptions, easements, licenses, leases, and other similar Liens imposed by law or arising in the ordinary course of business and that do not materially impair the use of the property subject thereto;

(8)	Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions, and other social security benefits or similar legislation;

(9)	Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

(10)

warehousemen’s, materialmen’s, carrier’s, landlord’s, and other similar Liens for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP;

(11)

Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance, or other obligations of a like nature incurred in the ordinary course of business;

(12)	Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

(13)	Liens arising out of conditional sale, title retention, consignment, or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;

(14)	Liens in our favor or the favor of any of our Subsidiaries; or

(15)

Liens to secure any extension, renewal, refinancing, or refunding (or successive extensions, renewals, refinancings, or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in (1) through (14) above or Liens created in connection with any amendment, consent, or waiver relating to such Indebtedness, so long as such Lien does not extend to any other property and the Indebtedness so secured does not exceed the fair market value (as determined by our board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing, or refunding, or such amendment, consent, or waiver, as the case may be.

Notwithstanding the foregoing, any Liens securing the Notes granted pursuant to this section or as provided under “—Exempted Liens and Sale and Leaseback Transactions” shall be automatically released and discharged upon the release by all holders of the Indebtedness secured by the Lien giving rise to the Lien securing the Notes (including any deemed release upon payment in full of all obligations under such Indebtedness), or, with respect to any particular Principal Property, upon any sale, exchange or transfer of such Principal Property to any Person that is not an affiliate of us.

Limitation on Sale and Leaseback Transactions

Other than as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any of our Subsidiaries to, enter into any Sale and Leaseback Transaction (as defined below) with respect to any of our or their respective Principal Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless:

(1)	such transaction was entered into prior to the initial issue date of the Notes;

(2)	such transaction was for the sale and leasing back to us of any property by one of our Subsidiaries or was for the sale and leasing back of any property between Subsidiaries;

(3)

we or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Debt (as defined below) with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to the first paragraph of “—Limitation on Liens” above;

(4)	the lease is for a period not in excess of five years, including renewal rights; or

(5)

we or the Subsidiary, prior to or within 270 days after the sale of such property in connection with the Sale and Leaseback Transaction is completed, apply the net cash proceeds of the sale of the property leased to:

(a)	the retirement of the Notes or debt of ours ranking equally with the Notes or to the retirement of any debt of a Subsidiary of ours, or

(b)	the acquisition of another Principal Property.

Exempted Liens and Sale and Leaseback Transactions

Notwithstanding the restrictions described under the headings “—Limitation on Liens” or “—Limitation on Sale and Leaseback Transactions,” we or any Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 15% of Consolidated Net Tangible Assets (as defined below):

(1)

the outstanding Indebtedness secured by such Liens (not including any Liens otherwise permitted under “—Limitation on Liens” which amount does not include any Liens permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”); plus

(2)

all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions otherwise permitted under “—Limitation on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Subsidiary of ours.

Events of Default

The term “event of default” in respect of the Notes means any of the following:

(1)	default in the payment of any installment of interest on such Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days or more;

(2)

default in the payment of the principal, or premium, if any, on such Notes as and when the same shall become due and payable either at maturity, upon optional redemption as set forth under “—Optional Redemption,” upon required repurchase as set forth under “—Change of Control”, by declaration or otherwise;

(3)

default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture or indenture governing the Notes (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in aggregate principal amount of the Notes (together with any other applicable series of debt securities affected that is then outstanding (all such series voting together as a single class)) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such officer’s certificate, supplemental indenture or indenture;

(4)

(a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of Illumina (other than Indebtedness of Illumina owing to any of its Subsidiaries) outstanding in an amount in excess of $250.0 million and continuance of this failure to pay or (b) a default on any Indebtedness of Illumina (other than Indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $250.0 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after such failure to pay or acceleration, as applicable; provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any of our Significant Subsidiaries has occurred.

For the avoidance of doubt, the failure by us to purchase Notes tendered for purchase following the occurrence of a Change of Control Triggering Event in accordance with the covenant set forth under “—Change of Control” shall constitute an event of default pursuant to clause (2) above.

If an event of default (other than any default described in clause (5) that occurs with respect to us but not any Significant Subsidiary) above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, the trustee may, and at the direction of the holders of not less than 25% in aggregate principal amount of the Notes (or other debt securities issued under the indenture) that is then outstanding (each such series voting together as a single class) by notice in writing to us (and to the trustee if given by holders) shall, declare the entire principal of all such outstanding Notes (or other debt securities), together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an event of default described in clause (5) above occurs and is continuing with respect to us, then the entire principal amount of the outstanding Notes (or other debt securities) will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

Notwithstanding the foregoing, the holders of a majority in principal amount of the Notes or other debt securities affected (all such series voting together as a single class) may, by written notice to us and to the trustee, on behalf of the holders of all such debt securities, waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1)

all existing events of default, other than the nonpayment of the principal of and interest on the Notes or other debt securities that have become due solely by the declaration of acceleration, have been cured or waived, and

(2)	the rescission would not conflict with any judgment or decree.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

The following definitions are applicable to this Description of Notes:

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of (1) the fair market value of the property (as determined in good faith by our board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the indenture.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets of us and our Subsidiaries on a consolidated basis less (a) all current liabilities and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in our most recent consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP.

“Finance Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes, or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under any Finance Lease; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“Lien” means any pledge, mortgage, lien, encumbrance, or other security interest.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof or other similar entity.

“Principal Property” means (1) any manufacturing or research and development facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by us or any Subsidiary and located within the continental U.S. and having a net book value which, on the date the determination as to whether a property is a Principal Property is being made, exceeds 1.5% of our Consolidated Net Tangible Assets other than any such facility or a portion thereof which our board of directors determines in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by us and our Subsidiaries as an entirety or (2) any shares of stock or Indebtedness of any Subsidiary owning a Principal Property.

“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any Principal Property that has been or is to be sold or transferred by us or such Subsidiary, as the case may be, to such Person.

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act (or any successor rule).

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Book-Entry; Delivery and Form; Global Note

The Notes will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./ N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the Notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the registered global note for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the Notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of Notes take physical delivery of these Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on the Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of us, the underwriters of this offering, the trustee, the paying agent or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell Notes to persons in jurisdictions that require such delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

We expect that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Notes, DTC will exchange each global note for definitive Notes, which it will distribute to its participants.

Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters of this offering, the trustee, the paying agent or any other agent of ours or any agent of the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the Notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the registered global note that had been held by the depositary. Any Notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the Notes shall no longer be represented by a global note and will issue Notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange involving a note in definitive form, or any exchange of a note in definitive form for a global note or vice versa, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic bookentry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.

Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of certificated Notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the Notes. Any notices required to be given to the holders while the Notes are global Notes will be given only to DTC (or its designee) and shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with its applicable procedures.

Concerning Our Relationship with the Trustee

The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the Notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event with respect to the Notes has occurred.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

General

The following describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a Note. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as in effect on the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly on a retroactive basis. We cannot assure you that a change in law will not alter significantly the tax considerations in this summary.

This description applies to you only if you are a beneficial owner of a Note who holds the Note as a capital asset and you acquire your Note in this offering for a price equal to its issue price. The issue price of the Notes is the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This section does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the tax consequences arising under other U.S. federal tax laws (such as the estate and gift tax laws or the Medicare tax on net investment income) or the effects of any state, local or non-U.S. tax laws. This section does not describe the U.S. federal income tax consequences applicable to prospective purchasers of the Notes that are subject to special treatment, including, but not limited to, holders of the 2026 Notes, taxpayers subject to any alternative minimum tax, U.S. expatriates or former long-term U.S. residents, banks or other financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, individual retirement and other tax deferred accounts, brokers and dealers in securities, traders in securities who use a mark-to-market method of tax accounting for their securities, insurance companies, tax-exempt organizations, persons holding Notes as part of a conversion, constructive sale, or other integrated transaction or a straddle or synthetic security, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or persons required to accelerate the recognition of any item of gross income for United States federal income tax purposes with respect to the Notes as a result of such item being taken into account in an applicable financial statement.

If a partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Non-U.S. partnerships also generally are subject to special tax documentation requirements.

You should consult your own tax advisor concerning the particular U.S. federal income tax and other U.S. federal tax (such as estate and gift tax) consequences to you resulting from your acquisition, ownership and disposition of a Note, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Contingent Payments

In certain circumstances (see “Description of Notes—Change of Control Triggering Event”), we may be obligated to pay you amounts in excess of the principal and stated interest payable on the Notes. The obligation to pay such a redemption premium may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” If the Notes were deemed to be contingent payment debt instruments, you would generally, among other things, be required to treat any gain recognized on the sale or other disposition of a Note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed in this prospectus supplement. We intend to take the position that the likelihood that such payments will be made is remote or incidental and that the Notes, therefore, are not subject to the rules governing contingent payment debt instruments. This determination will be binding on you unless you explicitly disclose on a statement attached to your timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Note that your determination is different. The Internal Revenue Service (the “IRS”), however, may take a contrary position from that described above, in which case the U.S. federal income tax consequences to you could differ materially and adversely from those described below. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

U.S. Holders

You are a “U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

•	a citizen or resident alien individual of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and under the control of one or more “United States persons” (as defined for U.S. federal income tax purposes) or (2) has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Interest. It is expected, and accordingly the following discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes. A U.S. Holder will have ordinary interest income equal to the amount of interest paid or accrued on a Note, includable in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Dispositions. A sale, exchange, retirement, redemption or other taxable disposition of a Note will result in capital gain or loss equal to the difference between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis for determining gain or loss generally will equal the purchase price of the Note to such U.S. Holder decreased by any payments previously received on the Note other than qualified stated interest. The gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Note exceeds one year as of the time of the disposition. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Non-corporate U.S. Holders generally will be required to supply a social security number or other taxpayer identification number along with certain certifications under penalties of perjury in order to avoid backup withholding with respect to interest paid on a Note and the proceeds of a sale or other disposition of a Note. In addition, such payments generally will be subject to information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS on a timely filed U.S. federal income tax return.

Non-U.S. Holders

You are a “non-U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes, an individual, corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

Interest. The United States generally imposes a 30% withholding tax on payments of interest to non-U.S. Holders. However, except in the circumstances described below under “Information Reporting and Backup

Withholding” and “FATCA,” if you are a non-U.S. Holder, U.S. federal withholding tax will not apply to you in respect of any payment of interest on the Notes that is not effectively connected with your conduct of a trade or business in the United States if:

•	you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•

you are not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related to us (within the meaning of Section 864(d)(4) of the Code), actually or constructively, through sufficient stock ownership; and

•

you (a) provide identifying information (e.g., name and address) to us or the applicable withholding agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, under penalty of perjury, that certifies that you are not a United States person or (b) a financial institution holds the Notes on your behalf and certifies, under penalty of perjury, that it has received an IRS Form W-8BEN or an IRS Form W-8BEN-E (or appropriate substitute form or successor form), as applicable, from you and provides us with a copy.

A claim for exemption from withholding tax will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to the U.S. withholding tax at a 30% rate, unless the non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute or successor form), as applicable, claiming an exemption from or reduction in withholding under an applicable income tax treaty with the United States or (2) IRS Form W-8ECI (or appropriate successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), such non-U.S. Holder, although exempt from the 30% withholding tax, generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such holder were a “United States person” as defined under the Code. In addition, a corporate non-U.S. Holder may be subject to branch profits tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, effectively connected interest on the Notes will be included in effectively connected earnings and profits.

Dispositions. Except in the circumstances described below under “Information Reporting and Backup Withholding” and “FATCA,” any gain realized on the disposition of a Note by a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax unless: (1) such gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder); (2) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or (3) in the case of disposition proceeds representing accrued interest, the non-U.S. Holder cannot satisfy the requirements of the complete exemption from withholding tax described above under “Non-U.S. Holders—Interest” (and the non-U.S. Holder’s U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above).

If a non-U.S. Holder’s gain is effectively connected with such non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), such non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a “United States person” as defined under the Code. If such non-U.S. Holder is a corporation, such non-U.S. Holder may also, under certain circumstances, be subject to a branch profits tax at a 30% rate (or at a lower applicable treaty rate). If a non-U.S. Holder is subject to the 183-day rule described above, such non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the Note) exceed certain capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding. Except as described below, a non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to interest payments on a Note and payments of the proceeds from a sale or other disposition (including a redemption) of a Note made to or through a non-U.S. office of non-U.S. financial intermediaries that do not have certain enumerated connections with the United States, provided that the applicable withholding agent has received from such non-U.S. Holder a certification under penalty of perjury that it is a not a “United States person” (usually by providing an IRS Form W-8BEN or W-8BEN- E) or otherwise establishes an exemption, and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. However, payments of interest on a Note to a non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such non-U.S. Holder, regardless of whether withholding is required. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under provisions of an applicable income tax treaty or other intergovernmental agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS on a timely filed U.S. federal income tax return.

FATCA

Sections 1471 through 1474 of the Code and the regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on interest paid on the Notes to a foreign entity unless the foreign entity:

•

is a “foreign financial institution” that (i) undertakes specified due diligence, reporting, withholding and certification obligations under FATCA or (ii) is a resident in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and complies with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules;

•

is not a “foreign financial institution” and either certifies that it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner; or

•	otherwise qualifies for an exemption from withholding under FATCA or an applicable intergovernmental agreement with the United States relating to FATCA.

While FATCA withholding otherwise also applies with respect to gross proceeds derived from the sale or other disposition of the Notes by such a foreign entity, withholding agents may rely on proposed Treasury regulations that would no longer require FATCA withholding on payments of gross proceeds (other than payments of accrued interest) of the disposition of a Note.

Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a U.S. federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, each underwriter has severally, and not jointly, agreed to purchase from us the principal amount of Notes set forth opposite its name in the following table.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$72,000,000
Citigroup Global Markets Inc.	72,000,000
BofA Securities, Inc.	30,000,000
Goldman Sachs & Co. LLC	30,000,000
Mizuho Securities USA LLC	30,000,000
ING Financial Markets LLC	18,000,000
Standard Chartered Bank	18,000,000
U.S. Bancorp Investments, Inc.	18,000,000
Loop Capital Markets LLC	12,000,000

Total	$300,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

New Issue of Notes

The underwriters are offering the Notes, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters may offer and sell the Notes through certain of their affiliates.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market for the Notes after completion of the offering but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes will be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors.

Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress. Purchases to cover positions created by short sales involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain, or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Discounts and Commissions

The following table shows the per note public offering price, underwriting discount, and proceeds before expenses to us with respect to this offering.

	Public Offering Price	Underwriting Discount	Proceeds, Before Expenses, to Us
Per Note	99.971%	0.400%	99.571%
Total	$299,913,000	$1,200,000	$298,713,000

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from such initial public offering price of up to 0.250% of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.150% of the principal amount of the Notes. If all the Notes are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms of the Notes. The offering of the Notes by the underwriters is subject to their receipt and acceptance of the Notes being offered and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $2 million.

Extended Settlement

We expect to deliver the Notes against payment for the Notes on or about August 17, 2026, which will be the fifth business day following the pricing of the Notes (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the first business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the date of delivery hereunder should consult their advisors.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In addition, affiliates of certain of the underwriters are lenders under our revolving credit facility, for which they receive customary fees. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the Notes.

Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities, and/or instruments (directly, as collateral securing other obligations, or otherwise), and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Conflicts of Interest

As described in “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds of this offering, together with cash on hand, to repay the 2026 Notes, of which $500.0 million aggregate principal amount was outstanding as of June 28, 2026. Certain of the underwriters (or their affiliates) may hold the 2026 Notes and may receive a portion of the proceeds from this offering. If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the Notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or cause to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and accompanying prospectus are directed only at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons and any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the (“FIEA”). Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No Notes have been offered or will be offered to the public in Switzerland, except that offers of Notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of Notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA. The Notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

South Korea

The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and accompanying prospectus. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001(Cth) (the “Corporations Act”)) has been lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency in relation to the offering.

This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

LEGAL MATTERS

The validity of the Notes will be passed upon for Illumina by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

The consolidated financial statements of Illumina, Inc. appearing in Illumina, Inc.’s Annual Report (Form 10-K) for the year ended December 28, 2025, and the effectiveness of Illumina, Inc.’s internal control over financial reporting as of December 28, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Illumina Inc.’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Illumina, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

We may use this prospectus from time to time to offer debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock, preferred stock or other securities, stock purchase contracts, stock purchase units and subscription rights. We refer to our debt securities, common stock, preferred stock, warrants, stock purchase contracts, stock purchase units and subscription rights collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ILMN.”

Investing in securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” on page 2 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of any security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Documents Incorporated by Reference into this Prospectus” on page 5 of this prospectus and under the heading “Where You Can Find More Information” in this prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any prospectus supplement or in our affairs since the date of this prospectus or any prospectus supplement.

As used in this prospectus the terms the “Company,” “Illumina,” “we,” “us,” and “our” may, depending upon the context, refer to Illumina, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated by reference in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment. For more information, see “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information” in this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “continue,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “potential,” “predict,” “should,” “could,” “will,” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•	our expectations and beliefs regarding prospects and growth for our business and the markets in which we operate;

•	the timing and mix of customer orders among our products and services;

•	challenges inherent in developing, manufacturing, and launching new products and services, including expanding manufacturing operations and reliance on third-party suppliers for critical components;

•	the impact of recently launched or pre-announced products and services on existing products and services;

•	risks and uncertainties regarding legal and regulatory proceedings;

•

risks associated with contracts or other agreements containing provisions that might be implicated by the divestiture of GRAIL, Inc. (f/k/a GRAIL, LLC) (GRAIL) or other aspects of the EC Divestment Decision, including our ability to fully realize the anticipated economic benefits of our commercial arrangements with GRAIL and our obligations with respect to contingent value rights (the CVRs) issued by us in connection with the GRAIL acquisition, which may adversely affect us and our business and/or the market value of the CVRs;

•	the risk of additional litigation arising against us in connection with the GRAIL acquisition;

•	the assumptions underlying our critical accounting policies and estimates;

•	our assessments and estimates that determine our effective tax rate;

•

our assessments and beliefs regarding the outcome of pending legal proceedings and any liability that we may incur as a result of those proceedings, as well as the cost and potential diversion of management resources associated with these proceedings;

•	uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, public health crisis, or armed conflict; and

•	other business, financial, operational and legal risks and uncertainties detailed from time to time in our SEC filings.

The risks included here are not exhaustive. Refer to “Risk Factors” for further discussion regarding our exposure to risks. You should be aware that any forward-looking statement made by us in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere, speaks only as of the date on which we make it. Additionally, new risks emerge from time to time and it is not possible for us to predict all such risks, or to assess the impact such risks might have on our business or the extent to which any risk or combination of risks may cause actual results to differ materially from those contained in any forward-

looking statement made in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere. You should not place undue reliance on any forward-looking statement. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or the documents incorporated by reference, as the case may be, or to reflect the occurrence of unanticipated events.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and special reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	Illumina’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 16, 2024;

•	the information specifically incorporated by reference into Illumina’s Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2024;

•	Illumina’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 3, 2024 and June 30, 2024, filed with the SEC on August 7, 2024;

•

Illumina’s Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January  4, 2024, January  9, 2024, April  9, 2024 (Item 5.02 information only), May  3, 2024, May  20, 2024, June  3, 2024, June  6, 2024, June  17, 2024, June  24, 2024 and June  27, 2024 (two filings);

•

the description of Illumina’s common stock, $0.01 par value, contained in Exhibit 4.5 to Illumina’s Annual Report on Form 10-K for the year ended January 3, 2021, filed with the SEC on February 17, 2021, and all amendments or reports filed for the purpose of updating the description included therein; and

•

all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the filing of the registration statement of which this prospectus is a part until the offering is terminated (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and portions of other documents, which under applicable securities laws are deemed furnished and not filed with the SEC).

Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. We make available free of charge most of our SEC filings through our website (https://www.illumina.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus. You also may obtain a copy of these filings, excluding exhibits (unless such exhibits are specifically incorporated by reference in such filings), free of charge, by oral or written request directed to: Illumina Investor Relations, 5200 Illumina Way, San Diego, CA 92122, telephone (858) 291-6421.

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

THE COMPANY

We are a global leader in sequencing- and array-based solutions for genetic and genomic analysis. Our products and services serve customers in a wide range of markets, enabling the adoption of genomic solutions in research and clinical settings. Our customers include leading genomic research centers, academic institutions, government laboratories, and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories, and consumer genomics companies.

Our portfolio of integrated sequencing and microarray systems, consumables, and analysis tools is designed to accelerate and simplify genetic analysis. This portfolio addresses the range of genomic complexity, price points, and throughput, enabling customers to select the best solution for their research or clinical application.

We were incorporated in California in April 1998 and reincorporated in Delaware in July 2000. Our principal executive offices are located at 5200 Illumina Way, San Diego, California, 92122. Our telephone number is (858) 202-4500. Our website is www.illumina.com. The information on, or accessible through, our website is not part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, capital stock, warrants, stock purchase contracts, stock purchase units and subscription rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between Illumina, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “trustee”), in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture does not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series without notice to or the consent of the holders (or beneficial owners) of the debt securities. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than minimum denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

Events of Default

The events of default applicable to any series of debt securities sold pursuant to the registration statement will be described in the applicable prospectus supplement.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:

•	cure ambiguities, omissions, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•

conform any provision in the indenture to this “Description of Debt Securities,” as supplemented by the description of such debt securities in any applicable prospectus supplement or other offering document; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption or mandatory repurchase provisions of the debt securities;

•

impair the right of any holder of the debt securities to receive payment of principal (including premium, if any, and amounts due upon redemption or mandatory repurchase) or interest on the debt securities on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	change a place of payment to a location outside of the contiguous United States unless set forth in the prospectus supplement or other offering document relating to such debt securities.

The trustee will not be obligated to enter into any amendment or supplement that impacts its rights, duties or immunities.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

•	The restrictions in the third and fourth bullets shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger or Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Negative Covenants

In addition to the covenants set forth above, any additional covenants applicable to any series of debt securities will be set forth in the applicable prospectus supplement.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•

all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation (other than any debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture); or

•

all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be irrevocably deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be irrevocably deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money;

•	U.S. Government obligations; or

•	a combination of money and U.S. Government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at the due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the beneficial owners of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), or any other material agreement or instrument to which we are a party or by which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Unclaimed Funds

Subject to applicable escheatment laws, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships with the trustee and its affiliates. The trustee also is a lender to us under our revolving credit facility with Bank of America, N.A., as administrative agent.

DESCRIPTION OF CAPITAL STOCK

General

Under our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), our authorized capital stock consists of 320 million shares of common stock, par value of $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per share. As of August 2, 2024, there were 159.3 million shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

This section describes the general terms that apply to any common stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of our common stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our state of incorporation.

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “ILMN.” The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may issue in the future.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Except as may be otherwise provided by applicable law, our Certificate or our bylaws, all matters shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. Each director shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, provided, that in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors and recommended for adoption by the board of directors.

Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

Other Rights. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

This section describes the general terms that apply to any series of preferred stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of any series of preferred stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our state of incorporation.

Subject to limitations prescribed by Delaware law and our Certificate, our board of directors is authorized to issue, without action by the holders of our common stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees.

The prospectus supplement relating to any series of preferred stock we may offer will describe the specific terms of the series of preferred stock it covers. These terms may include the following with respect to any series of preferred stock:

•	the title and stated value of the shares of preferred stock;

•	the number of shares of the series offered and the offering price of such shares;

•	the voting power, if any, of holders of shares and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

•	the rate of dividends, if any, the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of our dissolution, liquidation or winding up of our affairs;

•	if applicable, the dividend rate(s), period(s) or payment date(s) or the method(s) of calculating them;

•	if applicable, the date from which dividends on shares shall cumulate;

•	the procedures for any auction and remarketing, if any, for shares;

•	any listing of the shares on any securities exchange;

•

the terms and conditions, if applicable, upon which shares will be convertible into shares of common stock or other securities, including the conversion price or manner of calculating the conversion price;

•	whether interests in shares will be represented by global securities;

•	the relative ranking and preferences of shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

In addition to describing the specific terms of the applicable series of preferred stock, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to such series of preferred stock.

Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorized such series.

To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.

Antitakeover Effects of Certain Provisions

Certain provisions of our Certificate and bylaws could delay the removal of incumbent directors and could make it more difficult to successfully complete a merger, tender offer, or proxy contest involving us. Our Certificate has provisions that give our board of directors the ability to issue preferred stock and determine the rights and designations of the preferred stock at any time without stockholder approval. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Number of Directors, Removal; Filling Vacancies. Our bylaws provide that the business and affairs of our company will be managed by or under the direction of a board of directors, the exact number thereof to be determined from time to time by resolution of the board of directors. Our bylaws also provide that no director may be removed with or without cause before the expiration of his or her term of office except by vote of the stockholders then entitled to vote at an election of directors. In addition, our bylaws provide that any vacancy on our board of directors that results from an increase in the number of directors or any vacancy created by death, removal or resignation may be filled either by the majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Special Meeting. Our bylaws provide that, except as otherwise required by law, a special meeting of the stockholders may be called only by (1) the board of directors or (2) our Secretary at the written request in proper form, made in accordance with our bylaws, by one or more record holders (or their duly authorized agent(s)) having an aggregate “net long position” (as defined and determined as provided in our Certificate) of at least 25% of the outstanding common stock of the company as of the date such request is delivered to the company, and having held such net long position continuously for at least one year prior to the date such request is delivered to the company. The business permitted to be conducted at any special meeting of the stockholders is limited to the purposes specified in the notice of the meeting (or supplement or amendment thereto) given by or at the direction of the board of directors.

Advance Notice Provisions for Stockholder Nominations, Proxy Access and Stockholder Proposals. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election of directors, or to bring other business before an annual meeting of stockholders.

The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors at any meeting of stockholders, or by a stockholder who is entitled to vote for the election of directors and has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The stockholder notice procedure provides that at an annual meeting only such business may be conducted as (1) is specified in the notice of meeting given by, or at the direction of, our board of directors, (2) has otherwise properly been brought before the meeting by, or at the direction of, our board of directors or (3) in the case of an annual meeting of stockholders, is properly brought before the meeting by a stockholder who is entitled to vote and who has complied with the necessary procedures.

Under the stockholder notice procedure, for stockholder notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Under the stockholder notice procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain certain information, including, but not limited to, information regarding the identity of the nominating stockholder, the nominee and certain other persons associated with such parties; the class and number of shares of our stock that are owned by or on behalf of each of the nominating stockholder and the nominee, and persons associated with such parties; a description of the nominee’s qualifications to be a director, and a statement as to whether such nominee would be an independent director, and the basis therefor, under the rules and listing standards of the securities exchanges upon which our stock is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the board of directors (such as our corporate governance guidelines) in determining and disclosing independence of our directors; a description of all direct and indirect compensation and other material agreements, understandings and relationships, between or among the nominating stockholder, on the one hand, and the nominee, on the other hand, and certain other persons associated with such parties; a description of all transactions involving shares of our stock by or on behalf of the nominating stockholder or any associated person; and a description of any agreement or understanding that has been entered into or is in effect to mitigate loss to, reduce the economic risk of any class or series of our shares to, manage risk or benefit of stock price changes for, or change the voting power of the nominating stockholder, the nominee, or any associated persons with respect to our securities or which provides the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of our stock. Under the stockholder notice procedure, a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain certain information about the proposed business and about the proposing stockholder, including a brief description of the business the stockholder proposes to bring before the meeting, the text of the proposed business, the reasons for conducting such business at such meeting, and any interest of such stockholder in the business so proposed. If the chairperson of the meeting determines that a nomination or any business proposed to be brought before the meeting was not made or proposed, as the case may be, in accordance with the stockholder notice procedure, or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination or proposal, then such defective proposal or nomination will be disregarded.

Our bylaws also include proxy access to allow eligible stockholders to include their own nominee or nominees for director in our proxy materials for an annual meeting of stockholders, along with the candidates nominated by the board of directors. Any stockholder or a group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of our outstanding common stock for at least the previous three years would be permitted to include up to two directors or 20% of the number of director nominees in our proxy materials for our annual meeting of stockholders. Under the proxy access procedure, for the stockholders’ notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of stockholders.

Under the proxy access procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain the information required pursuant to the stockholder notice procedure outlined above, as well as a copy of the Schedule 14N that was filed with the SEC pursuant to Rule 14a-18 of the Exchange Act and all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The nominating stockholders also would be required to make certain representations to and agreements with us, including (1) lack of intent to change or influence control of Illumina, (2) intent to maintain qualifying ownership through the annual meeting date, (3) the accuracy and completeness of all facts, statements and other information provided to us, and (4) the assumption of liabilities related to and indemnifying us against losses arising out of the nomination.

We would not be required to include a stockholder nominee in our proxy materials if, among other disqualifying activities and attributes, (a) the nominee is or becomes a party to any agreement or understanding with any person or entity other than Illumina with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service as a director, (b) the nominee is not independent, as determined by our board of directors, (c) the nominee’s election to the board of directors would cause us to violate our bylaws, Certificate or corporate governance guidelines, the rules and listing standards of the Nasdaq Stock Market, or any applicable state or federal law, rule or regulation, or (d) the nominee is or has been, within the past three years, an officer or director of a competitor. If the board of directors determines that a nomination was not made in accordance with the proxy access procedure or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination, then such defective nomination will be disregarded.

Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proper stockholder proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed.

Record Date Procedure for Stockholder Action by Written Consent. Our bylaws establish a procedure for the fixing of a record date in respect of corporate action, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall not be more than 60 nor less than 10 days before the date of a meeting of stockholders meeting, nor more than 60 days prior to any other action.

Amendment of Certain Provisions of the Certificate of Incorporation and Bylaws. Under the Delaware General Corporation Law (the “DGCL”), the stockholders of a corporation have the right to adopt, amend or repeal the bylaws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, if the certificate of incorporation so provides, the bylaws may be adopted, amended or repealed by the board of directors. Our Certificate provides that the bylaws may be amended or repealed by our board of directors.

Antitakeover Legislation. Section 203 of the DGCL provides that, subject to certain exceptions, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless: (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (3) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Section 203 of the DGCL generally defines a “business combination” to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) mergers and sales or other dispositions of 10% or more of the assets of the corporation with or to an interested stockholder, (iii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iv) certain transactions that would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (v) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted bylaws may exclude a corporation from the restrictions imposed thereunder. Neither our Certificate nor our bylaws exclude our company from the restrictions imposed under Section 203 of the DGCL. We anticipate that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

DESCRIPTION OF WARRANTS

This section describes the general terms that apply to any warrants we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of warrants in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the applicable warrant agreement that we will enter into at the time of issue.

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

In addition to describing the specific terms of the warrants, the applicable prospectus supplement will contain a summary of material United States federal income tax consequences applicable to the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

This section describes the general terms that apply to any stock purchase contracts or stock purchase units we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the stock purchase contract agreement or stock purchase unit agreement, as applicable, that we will enter into at the time of issue and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number or amount of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, common securities, preferred securities, warrants or debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any stock purchase contracts or stock purchase units we may offer will describe the specific terms of the stock purchase contracts or stock purchase units it covers, including, if applicable, collateral or depositary arrangements. In addition to describing the specific terms of the stock purchase contracts or stock purchase units, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts or stock purchase units, as applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms that apply to any subscription rights we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of subscription rights in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the subscription rights agreement that we will enter into at the time of issue.

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will describe the specific terms of the subscription rights it covers.

These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	he extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered by this prospectus from time to time in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors;

•	by pledge to secure debts and other obligations;

•	through the writing of options or other hedging or derivative transactions;

•	through a combination of any of these methods of sale; or

•	through any other method permitted pursuant to applicable law.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. Any common stock sold will be listed on the Nasdaq Global Select Market, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange, and we cannot assure you that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Cravath, Swaine & Moore, LLP. Any underwriters will be advised about legal matters by their own counsel, who will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Illumina, Inc. appearing in Illumina, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Illumina, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we urge you to review the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents we file with the SEC, including the registration statement and the documents incorporated by reference into this prospectus, are available on that website at http://www.sec.gov. Certain information is also available on our website at http://www.illumina.com.

$300,000,000 4.950% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan		Citigroup

BofA Securities	Goldman Sachs & Co. LLC	Mizuho

Co-Managers

ING	Standard Chartered Bank	US Bancorp	Loop Capital Markets

August 10, 2026